UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 24, 2014

MEDIFIRST SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada		27-3888260
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

45 E. Main Street. Suite 208, Freehold, NJ 07728
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (732)-786-8044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -	Registrant’s Business and Operations

Item 1.01	Entries into a Material Definitive Agreement

Effective June 24, 2014, the Company entered into an Agreement and Plan of Reorganization (“Agreement”) with Medical Lasers Manufacturer, Inc., Doral, Florida (“MLM”), a privately-held company which has developed non-invasive restorative skin care laser treatments.

Pursuant to the Agreement, the Company acquired all of the issued and outstanding common stock in MLM and MLM has become a wholly-owned subsidiary of the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets

The Company incorporates by reference the disclosures in Item 2.01 of this Report.

A copy of the Agreement is attached to this Report as Exhibit 10.1

Section 9-	Financial Statements and Exhibits

Item 9.01	Exhibits

Exhibit No.	Description

10.1	Agreement and Plan of Reorganization dated June 24, 2014.

99.1	Press Release dated June 24, 2014.

The financial statements of Medical Lasers Manufacturer, Inc. are not included with this report but will be filed along with proforma financial statements in an amended report within 71 days of the date of the original report disclosing the acquisition.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS, INC.

Dated: June 25, 2014	By:	/s/ Bruce J. Schoengood
President and Chief Executive Officer

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